Exhibit 99.1

United Online Reports Fourth Quarter and Full Year 2015 Financial Results

  Full year and Q4 2015 revenues within guidance
  Full year and Q4 2015 operating income and adjusted OIBDA exceeds guidance

WOODLAND HILLS, Calif.--(BUSINESS WIRE)--February 17, 2016--United Online, Inc. (NASDAQ: UNTD), a leading provider of consumer services and products over the Internet, today reported financial results for its fourth quarter and full year ended December 31, 2015.

Fourth Quarter 2015 Consolidated Financial Highlights

  Revenues were $40.1 million, a decrease of 4% from $41.8 million in the fourth quarter of 2014. Revenues were within the guidance range.
  Operating income was $3.0 million, a decrease of 1% from $3.1 million in the fourth quarter of 2014. Operating income exceeded the guidance range.
  Adjusted OIBDA was $7.2 million, a decrease of 13% from $8.3 million in the fourth quarter of 2014. Adjusted OIBDA exceeded the guidance range.
  The Company remained debt free and had cash and cash equivalents of $104.8 million, or $7.07 per diluted share, at December 31, 2015, compared to $78.6 million, or $5.51 per diluted share, at December 31, 2014.

Full Year 2015 Consolidated Financial Highlights

  Revenues were $151.1 million, a decrease of 9% from $165.7 million in 2014. Revenues were within the guidance range.
  Operating income was $7.1 million, an increase of 102% from $3.5 million in 2014. Operating income exceeded the guidance range.
  Adjusted OIBDA was $24.5 million, a decrease of 4% from $25.6 million in 2014. Adjusted OIBDA exceeded the guidance range.

Strategic Alternatives Process

United Online has engaged JMP Securities (JMP) as its exclusive financial advisor to provide investment banking and related services in connection with the possible merger, sale of assets or equity interests, or other transaction involving a majority of the business, assets or equity interests of the Company and its subsidiaries and affiliates in one or more transactions. There can be no assurance that the strategic alternatives process will result in the Company pursuing a particular transaction or completing any such transaction and no definitive timeline has been set for the completion of this process. The Company does not intend to disclose further developments until its Board of Directors approves a specific action or otherwise concludes the review of the strategic alternatives.

Management Commentary

“Over the course of 2015, United Online has undertaken a series of actions to streamline its segments and focus, as well as enhance the overall financial performance of the Company,” commented Jeff Goldstein, Interim Chief Executive Officer of United Online. “I’m pleased to have the opportunity to help support United Online in its next chapter as it continues its process of exploring a full range of strategic alternatives available to the Company. We’ve been making great progress since the onset of this evaluation and have been seeing a lot of interest in each of our businesses individually as well as for the entire business. We are into the process with potential interested parties. We firmly believe that this evaluation marks the next logical step in our ongoing efforts to unlock future shareholder value.”

Conference Call Information

Jeff Goldstein, Interim Chief Executive Officer, and Edward Zinser, Executive Vice President and Chief Financial Officer, will host a conference call to discuss the results at 1:30 p.m. PT (4:30 p.m. ET) on Wednesday, February 17, 2016. To access the call, participants should dial (877) 407-4018 or (201) 689-8471 for participants outside of the U.S. and Canada. The passcode is 13629195. Alternatively, a live webcast of the conference call will be accessible within the Investors section of the Company’s website at www.unitedonline.com.

A replay of the broadcast will be available for at least seven days following the call on the Company’s website, or by dialing (877) 870-5176 (or (858) 384-5517 outside of the U.S. and Canada) and using the replay passcode, 13629195.

UNITED ONLINE, INC.
Unaudited Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)

	Quarter Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Revenues	$40,107	$41,813	$151,118	$165,719

Operating expenses:
Cost of revenues(a)	18,417	15,252	62,806	61,101
Sales and marketing(a)	6,298	8,025	27,396	32,030
Technology and development(a)	3,303	3,968	14,865	17,219
General and administrative(a)	8,421	11,088	37,088	48,388
Amortization of intangible assets	101	104	409	421
Restructuring and other exit costs	524	310	1,468	3,054
Total operating expenses	37,064	38,747	144,032	162,213

Operating income	3,043	3,066	7,086	3,506

Interest income	117	96	448	388
Other income, net	542	181	932	505

Income before income taxes	3,702	3,343	8,466	4,399
Provision for (benefit from) income taxes	1,520	(4,505)	3,959	841
Income from continuing operations	2,182	7,848	4,507	3,558
Income (loss) from discontinued operations, net of tax	342	(846)	25,466	(8,987)
Net income (loss)	$2,524	$7,002	$29,973	$(5,429)
Income allocated to participating securities	(78)	(396)	(1,162)	340
Net income (loss) attributable to common stockholders	$2,446	$6,606	$28,811	$(5,089)

Basic net income (loss) per common share:
Continuing operations	$0.14	$0.52	$0.23	$0.28
Discontinued operations	0.03	(0.06)	1.73	(0.64)
Basic net income (loss) per common share	$0.17	$0.46	$1.96	$(0.36)
Shares used to calculate basic net income (loss) per common share	14,824	14,249	14,673	14,115
Diluted net income (loss) per common share:
Continuing operations	$0.14	$0.52	$0.23	$0.28
Discontinued operations	0.02	(0.06)	1.73	(0.64)
Diluted net income (loss) per common share	$0.16	$0.46	$1.96	$(0.36)
Shares used to calculate diluted net income (loss) per common share	14,827	14,259	14,727	14,119

Shares outstanding at end of period	14,850	14,289	14,850	14,289

(a) Stock-based compensation was allocated as follows:
Cost of revenues	$(21)	$21	$134	$174
Sales and marketing	9	94	374	481
Technology and development	87	166	679	804
General and administrative	716	1,182	4,199	6,052
Total stock-based compensation	$791	$1,463	$5,386	$7,511

UNITED ONLINE, INC.
Unaudited Condensed Consolidated Balance Sheets
(in thousands)

	December 31, 2015	December 31, 2014
ASSETS
Cash and cash equivalents	$104,832	$78,634
Accounts receivable, net of allowance	13,424	14,112
Inventories, net	6,878	5,413
Deferred tax assets, net	1,514	1,741
Property and equipment, net	13,256	15,040
Goodwill and intangible assets, net	46,995	47,596
Other assets	11,311	7,576
Assets of discontinued operations	-	38,483
Total assets	$198,210	$208,595

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$8,460	$9,707
Accrued liabilities	10,252	18,545
Member redemption liability	18,103	18,647
Deferred revenue	13,448	16,185
Deferred tax liabilities, net	4,621	1,334
Other liabilities	5,706	5,766
Liabilities of discontinued operations	-	36,698
Total liabilities	60,590	106,882

Stockholders' equity	137,620	101,713

Total liabilities and stockholders' equity	$198,210	$208,595

UNITED ONLINE, INC.
Unaudited Condensed Consolidated Statements of Cash Flows
(in thousands)

	Quarter Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$2,524	$7,002	$29,973	$(5,429)
Less: Income (loss) from discontinued operations, net of tax	342	(846)	25,466	(8,987)
Income from continuing operations	2,182	7,848	4,507	3,558
Adjustments to reconcile income from continuing operations to net cash provided by operating activities from continuing operations:
Depreciation and amortization	2,018	1,833	7,002	7,109
Stock-based compensation	791	1,463	5,386	7,511
Provision for doubtful accounts receivable	22	97	32	54
Deferred taxes, net	2,645	(2,109)	3,404	(1,321)
Tax shortfalls from equity awards	-	(83)	-	(83)
Excess tax benefits from equity awards	-	18	-	(33)
Other, net	105	33	392	765
Change in operating assets and liabilities:
Accounts receivable, net	(2,898)	(2,141)	501	3,929
Inventories, net	998	(2,027)	(1,927)	975
Other assets	535	1,087	(2,995)	1,667
Accounts payable and accrued liabilities	(1,227)	(2,408)	(8,802)	(788)
Member redemption liability	39	(225)	(544)	(2,280)
Deferred revenue	(446)	(471)	(1,617)	(1,798)
Other liabilities	(311)	(30)	(60)	(1,336)
Net cash provided by operating activities from continuing operations	4,453	2,885	5,279	17,929

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(1,403)	(2,787)	(5,663)	(8,093)
Purchases of rights, content and intellectual property	(16)	-	(16)	-
Purchases of investments	-	-	-	(44)
Proceeds from sales of investments	66	268	252	394
Proceeds from sales of assets, net	-	-	-	30
Net cash used for investing activities from continuing operations	(1,353)	(2,519)	(5,427)	(7,713)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercises of stock options	6	-	1,699	-
Proceeds from employee stock purchase plans	372	571	1,308	1,397
Repurchases of common stock	(262)	(416)	(1,695)	(2,796)
Excess tax benefits from equity awards	-	(18)	-	33
Net cash provided by (used for) financing activities from continuing operations	116	137	1,312	(1,366)

Effect of foreign currency exchange rate changes on cash and cash equivalents	(452)	(750)	(1,421)	(1,923)

Net cash provided by (used for) discontinued operations:
Operating activities	2,718	3,333	520	8,579
Investing activities	(300)	(637)	25,775	(5,029)
Financing activities	-	(1)	-	4
Effect of a change in cash and cash equivalents of discontinued operations	-	187	160	106
Net cash provided by discontinued operations	2,418	2,882	26,455	3,660

Change in cash and cash equivalents	5,182	2,635	26,198	10,587
Cash and cash equivalents, beginning of period	99,650	75,999	78,634	68,047
Cash and cash equivalents, end of period	$104,832	$78,634	$104,832	$78,634

UNITED ONLINE, INC.
Unaudited Reconciliation of Operating Income to Adjusted OIBDA(1)
(in thousands)

	Quarter Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014

Operating income	$3,043	$3,066	$7,086	$3,506
Depreciation	1,917	1,729	6,593	6,688
Amortization of intangible assets	101	104	409	421
Operating income before depreciation and amortization	5,061	4,899	14,088	10,615
Stock-based compensation	791	1,463	5,386	7,511
Restructuring and other exit costs	524	310	1,468	3,054
Litigation or dispute settlement charges	(5)	859	181	1,269
Transaction-related costs	828	771	3,379	3,111
Adjusted OIBDA(1)	$7,199	$8,302	$24,502	$25,560

UNITED ONLINE, INC.
Unaudited Reconciliation of Net Cash Provided By Operating Activities From Continuing Operations to Free Cash Flow(2)
(in thousands)

	Quarter Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014

Net cash provided by operating activities from continuing operations	$4,453	$2,885	$5,279	$17,929
Adjustments:
Capital expenditures	(1,403)	(2,787)	(5,663)	(8,093)
Excess tax benefits from equity awards	-	(18)	-	33
Cash paid for restructuring and other exit costs	401	508	1,545	3,090
Cash paid for litigation or dispute settlement charges(a)	-	-	7,372	380
Cash paid for transaction-related costs(b)	824	762	3,390	3,671
Free cash flow(2)	$4,275	$1,350	$11,923	$17,010

(a)

Cash paid for litigation or dispute settlement charges for the year ended December 31, 2015 included a $6.4 million payment to the Internal Revenue Service for prior years related to the MyPoints member redemption liability tax treatment.

(b)

Cash paid for transaction-related costs includes indirect costs associated with our former Classmates business, which were previously allocated to Classmates. Costs included are based on the period in which such costs were expensed, which approximates timing of cash payments.

UNITED ONLINE, INC.
Unaudited Segment Information(a)
(in thousands)

	Quarter Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Communications
Revenues:
Services	$13,604	$16,853	$62,196	$68,727
Products	1,098	1,416	4,832	6,254
Advertising	6,587	7,732	23,199	28,184
Total revenues	21,289	26,001	90,227	103,165

Operating expenses:
Cost of revenues	8,274	9,823	36,401	41,286
Sales and marketing	2,307	3,531	12,241	14,431
Technology and development	1,769	2,325	8,426	9,935
General and administrative	1,778	3,040	8,385	10,946
Restructuring and other exit costs	193	108	1,105	379
Total operating expenses	14,321	18,827	66,558	76,977

Operating income	6,968	7,174	23,669	26,188

Depreciation	885	758	2,982	3,006
Segment income from operations	7,853	7,932	26,651	29,194
Stock-based compensation	57	394	1,264	1,877
Restructuring and other exit costs	193	108	1,105	379
Litigation or dispute settlement charges	-	859	96	859
Segment adjusted OIBDA	$8,103	$9,293	$29,116	$32,309

Commerce & Loyalty
Revenues:
Advertising and other	$13,442	$9,098	$38,022	$32,218
Total revenues	13,442	9,098	38,022	32,218

Operating expenses:
Cost of revenues	9,299	4,345	23,034	15,331
Sales and marketing	2,665	2,992	9,287	9,933
Technology and development	865	796	3,441	3,833
General and administrative	1,007	1,260	3,974	4,497
Amortization of intangible assets	71	71	285	284
Restructuring and other exit costs	-	6	(2)	1,457
Total operating expenses	13,907	9,470	40,019	35,335

Operating loss	(465)	(372)	(1,997)	(3,117)

Depreciation	409	401	1,511	1,661
Amortization of intangible assets	71	71	285	284
Segment income (loss) from operations	15	100	(201)	(1,172)
Stock-based compensation	76	95	527	460
Restructuring and other exit costs	-	6	(2)	1,457
Litigation or dispute settlement charges	(5)	-	15	-
Segment adjusted OIBDA	$86	$201	$339	$745

Social Media
Revenues:
Services	$5,147	$6,350	$21,304	$27,926
Products	28	56	689	814
Advertising and other	211	308	886	1,496
Total revenues	5,386	6,714	22,879	30,236

Operating expenses:
Cost of revenues	823	1,027	3,294	4,254
Sales and marketing	1,336	1,502	5,878	7,666
Technology and development	522	638	2,109	2,557
General and administrative	826	1,033	3,500	4,052
Amortization of intangible assets	30	33	124	137
Total operating expenses	3,537	4,233	14,905	18,666

Operating income	1,849	2,481	7,974	11,570

Depreciation	460	404	1,438	1,553
Amortization of intangible assets	30	33	124	137
Segment income from operations	2,339	2,918	9,536	13,260
Stock-based compensation	60	62	232	231
Segment adjusted OIBDA	$2,399	$2,980	$9,768	$13,491

Total segment adjusted OIBDA	$10,588	$12,474	$39,223	$46,545

Reconciliation of segment revenues to consolidated revenues:
Communications	$21,289	$26,001	$90,227	$103,165
Commerce & Loyalty	13,442	9,098	38,022	32,218
Social Media	5,386	6,714	22,879	30,236
Corporate	-	-	-	100
Intersegment eliminations	(10)	-	(10)	-
Consolidated revenues	$40,107	$41,813	$151,118	$165,719

Reconciliation of segment operating expenses to consolidated operating expenses:
Communications	$14,321	$18,827	$66,558	$76,977
Commerce & Loyalty	13,907	9,470	40,019	35,335
Social Media	3,537	4,233	14,905	18,666
Unallocated corporate expenses	5,309	6,217	22,560	31,235
Intersegment eliminations	(10)	-	(10)	-
Consolidated operating expenses	$37,064	$38,747	$144,032	$162,213

Reconciliation of segment income (loss) from operations to consolidated income before income taxes:
Communications	$7,853	$7,932	$26,651	$29,194
Commerce & Loyalty	15	100	(201)	(1,172)
Social Media	2,339	2,918	9,536	13,260
Total segment income from operations	10,207	10,950	35,986	41,282
Corporate revenues	-	-	-	100
Depreciation	(1,917)	(1,729)	(6,593)	(6,688)
Amortization of intangible assets	(101)	(104)	(409)	(421)
Unallocated corporate expenses, excluding depreciation	(5,146)	(6,051)	(21,898)	(30,767)
Interest income	117	96	448	388
Other income, net	542	181	932	505
Consolidated income before income taxes	$3,702	$3,343	$8,466	$4,399

Reconciliation of segment adjusted OIBDA to consolidated adjusted OIBDA:
Communications	$8,103	$9,293	$29,116	$32,309
Commerce & Loyalty	86	201	339	745
Social Media	2,399	2,980	9,768	13,491
Total segment adjusted OIBDA	10,588	12,474	39,223	46,545
Unallocated corporate expenses	(3,389)	(4,172)	(14,721)	(20,985)
Consolidated adjusted OIBDA	$7,199	$8,302	$24,502	$25,560

(a)

Effective in the first quarter of 2015, the Company modified how it reports segment information to the Company’s Chief Operating Decision Maker (“CODM”) as the information regularly reviewed by the CODM had changed. As a result of the changes, the Company now reports three operating segments to the CODM, including the Communications segment, as well as separately reporting the operating results of the Commerce & Loyalty and Social Media segments (which in prior periods were reported to the CODM together as the Content & Media segment). This change has been reflected through a retroactive revision of prior-period segment information to conform to the newly-defined segment information.

UNITED ONLINE, INC.
Unaudited Selected Quarterly Historical Key Metrics(a)

	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014
Consolidated:
Revenues (in thousands)	$40,107	$36,289	$37,562	$37,160	$41,813

Communications:
Segment revenues (in thousands)	$21,289	$21,466	$23,208	$24,264	$26,001
% of consolidated revenues	53%	59%	62%	65%	62%

Pay accounts(3) (in thousands):
Internet access	229	256	274	294	301
Other	174	177	179	184	189
Total Communications pay accounts	403	433	453	478	490

Segment churn(5)	3.4%	2.8%	3.0%	3.1%	2.8%
ARPU(4)	$10.72	$11.30	$11.54	$11.56	$11.14
Segment active accounts(3) (in millions)	0.9	1.0	1.0	1.0	1.0

Commerce & Loyalty:
Segment revenues (in thousands)	$13,442	$9,175	$8,260	$7,145	$9,098
% of consolidated revenues	34%	25%	22%	19%	22%

Gross merchandise sales(6) (in thousands)	$75,825	$52,771	$54,436	$50,669	$68,284

Social Media:
Segment revenues (in thousands)	$5,386	$5,648	$6,094	$5,751	$6,714
% of consolidated revenues	13%	16%	16%	15%	16%

Pay accounts (in thousands)	1,028	1,063	1,095	1,127	1,162
Segment churn	2.1%	1.9%	2.0%	2.3%	2.1%
ARPU	$1.64	$1.65	$1.60	$1.60	$1.79
Segment active accounts (in millions)	2.7	2.9	3.2	3.3	3.2
Average currency exchange rate: EUR to USD	1.10	1.11	1.11	1.13	1.25

(a)	More information on the financial results for these quarters can be found in the Company's filings with the Securities and Exchange Commission.

Non-GAAP Measures and Key Metrics

In evaluating the company’s performance, management uses adjusted OIBDA, calculated both on a consolidated and segment basis, and free cash flow measures that are not determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”). These measures are adjusted to exclude certain non-cash expenses such as depreciation, amortization, stock-based compensation, and impairment of goodwill, intangible assets and long-lived assets. In addition, these measures are adjusted to exclude the items discussed below because such items are either operating expenses that would not otherwise have been incurred by the company in the normal course of the company’s business operations or are not reflective of the company’s core results over time. These items may include recurring as well as non-recurring items. These adjustments should not be construed as an inference that all of these adjustments or costs are unusual, infrequent or non-recurring. For example, certain restructuring and other exit costs may be considered recurring given the company’s ongoing efforts to be more cost effective and efficient, certain litigation or dispute settlement charges or gains may be viewed as recurring given that the company is continually involved in, and resolving, litigation, arbitration, investigations, disputes and similar matters, and certain transaction-related costs may be deemed recurring given the company's regular evaluation of potential transactions. Notwithstanding that certain charges, costs or gains may be considered recurring, in order to provide meaningful comparisons, the company believes that it is appropriate to adjust for such charges, costs or gains because they are not reflective of the company’s core results and tend to vary based on timing, frequency and magnitude.

Restructuring and Other Exit Costs—Restructuring and other exit costs consist primarily of employee termination costs, facility closure and relocation costs, and contract termination costs.

Litigation or Dispute Settlement Charges or Gains—These charges or gains include estimated losses for which we have established a reserve, as well as actual settlements, judgments, fines, penalties, assessments or other resolutions against, or in favor of, the company related to litigation, arbitration, investigations, disputes or similar matters. Insurance recoveries received by the company related to such matters are also included in these adjustments.

Transaction-Related Costs—The company excludes certain expense items resulting from actual or potential transactions such as business combinations, mergers, acquisitions, dispositions, spin offs, financing transactions and other strategic transactions, including, without limitation, (i) compensation expenses and (ii) expenses for advisors and representatives such as investment bankers, consultants, attorneys and accounting firms. Transaction-related costs may also include, without limitation, transition and integration costs such as retention bonuses and acquisition-related milestone payments to acquired employees.

Definitions of Non-GAAP Measures and Key Metrics

(1) Adjusted operating income (loss) before depreciation and amortization (“adjusted OIBDA”) is defined by the company as operating income (loss) before depreciation; amortization; stock-based compensation; restructuring and other exit costs; litigation or dispute settlement charges or gains; transaction-related costs; and impairment of goodwill, intangible assets and long-lived assets. The company’s definition of adjusted OIBDA has been and may continue to be modified from time to time to take into account non-cash or unusual, infrequent or non-recurring charges. Management believes that because adjusted OIBDA excludes (i) certain non-cash expenses (such as depreciation, amortization, stock-based compensation, and impairment of goodwill, intangible assets and long-lived assets) and (ii) expenses that are not reflective of the company’s core operating results over time (such as restructuring and other exit costs, litigation or dispute settlement charges or gains, and transaction-related costs), this measure provides investors with additional useful information to measure the company’s financial performance, particularly with respect to changes in performance from period to period. Management uses adjusted OIBDA to measure the company’s performance. The company’s board of directors has used this measure as a basis in determining certain compensation incentives for certain members of the company’s management. Adjusted OIBDA is not determined in accordance with GAAP and should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP. A limitation associated with the use of adjusted OIBDA is that it does not reflect the periodic costs of certain tangible and intangible assets used in generating revenues in the company’s business. Management evaluates the costs of such tangible and intangible assets through other financial activities such as evaluations of capital expenditures and purchase accounting. An additional limitation associated with this measure is that it does not include stock-based compensation expenses related to the company’s workforce. Management compensates for this limitation by providing a summary of stock-based compensation expenses within the accompanying tables and in the footnotes accompanying its financial statements. A further limitation associated with the use of this measure is that it does not reflect the costs of restructuring and other exit costs, litigation or dispute settlement charges or gains, transaction-related costs, and the impairment of goodwill, intangible assets and long-lived assets. Management compensates for this limitation by providing supplemental information about such charges, gains and costs within its financial press releases and SEC filings, when applicable. An additional limitation associated with the use of this measure is that the term “adjusted OIBDA” does not have a standardized meaning. Therefore, other companies may use the same or a similarly named measure but exclude different items or use different computations, which may not provide investors a comparable view of the company’s performance in relation to other companies. Management compensates for this limitation by presenting the most comparable GAAP measure, operating income (loss), directly ahead of adjusted OIBDA within its financial press releases and by providing a reconciliation that shows and describes the adjustments made. A reconciliation to operating income (loss) is provided in the accompanying tables. In addition, many of the adjustments to the company’s GAAP financial measures reflect the exclusion of items that are recurring in nature and will be reflected in the company’s financial results for the foreseeable future.

Adjusted OIBDA for each of the company’s segments is defined by the company as segment income (loss) from operations before stock-based compensation, restructuring and other exit costs, litigation or dispute settlement charges or gains, transaction-related costs and the impairment of goodwill, intangible assets and long-lived assets. The company’s definition of adjusted OIBDA for each of the company’s segments has been and may continue to be modified from time to time to take into account non-cash or unusual, infrequent or non-recurring charges. Management believes that because segment adjusted OIBDA and segment adjusted OIBDA as a percentage of segment revenues exclude (i) certain non-cash expenses (such as stock-based compensation, and the impairment of goodwill, intangible assets and long-lived assets); and (ii) expenses that are not reflective of the segment’s core operating results over time (such as restructuring and other exit costs, litigation or dispute settlement charges or gains, and transaction-related costs), these measures provide investors with additional useful information to evaluate the company’s segment financial performance, particularly with respect to changes in performance from period to period. Segment adjusted OIBDA and segment adjusted OIBDA as a percentage of segment revenues are not determined in accordance with GAAP and should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP. A limitation associated with these measures is that they do not include stock-based compensation expenses related to the company’s workforce. Management compensates for this limitation by providing a summary of stock-based compensation expenses within the accompanying tables and in the footnotes accompanying its financial statements. A further limitation associated with the use of these measures is that they do not reflect the costs of restructuring and other exit costs, litigation or dispute settlement charges or gains, transaction-related costs and impairment charges related to an operating segment. Management compensates for this limitation by providing supplemental information about such charges, gains and costs by segment within its financial press releases and SEC filings, when applicable. A reconciliation to segment income (loss) from operations, its most comparable GAAP measure, is provided in the accompanying tables.

(2) Free cash flow is defined by the company as net cash provided by operating activities, less capital expenditures and cash paid for or received from litigation or dispute settlement gains, and plus the excess tax benefits from equity awards, cash paid for restructuring and other exit costs, and cash paid for transaction-related costs. Management believes that free cash flow provides investors with additional useful information to measure operating liquidity because it reflects the company’s operating cash flows after investing in capital assets and prior to cash paid for restructuring and other exit costs, cash paid for or received from litigation or dispute settlement charges or gains, and cash paid for transaction-related costs. It also fully reflects the tax benefits realized by the company from stock-based compensation. This measure is used by management, and may also be useful for investors, to assess the company’s ability to pay dividends, repay debt obligations, generate cash flow for a variety of strategic opportunities, including reinvestment in the business, and effect potential acquisitions and share repurchases. Free cash flow is not determined in accordance with GAAP and should be considered in addition to, not as a substitute for or superior to, measures determined in accordance with GAAP. A limitation of free cash flow is that it does not represent the total increase or decrease in cash during the period. An additional limitation associated with the use of this measure is that the term “free cash flow” does not have a standardized meaning. Therefore, other companies may use the same or a similarly named measure but exclude different items or use different computations, which may not provide investors a comparable view of the company’s performance in relation to other companies. Management compensates for this limitation by presenting the most comparable GAAP measure, net cash provided by operating activities, directly ahead of free cash flow within its financial press releases and by providing a reconciliation that shows and describes the adjustments made. A reconciliation to net cash provided by operating activities is provided in the accompanying tables.

(3) A pay account is defined as a member who has paid for a subscription to a Communications or Social Media service, and whose subscription has not terminated or expired. A subscription provides the member with access to our service for a specific term (for example, a month or a year) and may be renewed upon the expiration of each term. One-time purchases of our services, with the exception of our free and prepaid mobile broadband service, are not considered subscriptions and thus, are not included in the pay accounts metric. A pay account does not equate to a unique subscriber because one subscriber could have several pay accounts. In addition, at any point in time, our pay account base includes customers who previously purchased prepaid mobile broadband service and have been inactive for 90 days or less, as well as a number of accounts receiving a free period of service as either a promotion or retention tool, such as the subscribers receiving our free mobile broadband service, and a number of accounts that have notified us that they are terminating their service but whose service remains in effect.

Communications segment active accounts include all Communications segment pay accounts as of the date presented combined with the number of free dial-up Internet access and email accounts that logged on to our services at least once during the preceding 31 days. Social Media segment active accounts are defined as the sum of all pay accounts as of the date presented; and the monthly average for the period of all free accounts who have visited our social networking websites at least once during the period.

(4) ARPU is calculated by dividing services revenues generated from the pay accounts of our Communications or Social Media segment, as applicable, for a period (after translation into U.S. Dollars) by the average number of segment pay accounts for that period, divided by the number of months in that period.

(5) Our average monthly churn rate for a period is calculated as the total number of pay accounts that terminated or expired in a period divided by the average number of pay accounts for that period, divided by the number of months in that period. Our average monthly churn percentage may fluctuate from period to period due to our mix of subscription terms, which affects the timing of subscription expirations, and other factors. We make certain normalizing adjustments to the calculation of our churn percentage for periods in which we add a significant number of pay accounts due to acquisitions. For our Communications segment pay accounts, we do not include in our churn calculation accounts canceled during the first 30 days of service, other than dial-up accounts that have upgraded from free accounts, and we do not include customers who previously purchased prepaid mobile broadband service and have been inactive for 90 days or more. A number of such accounts nevertheless will be included in our account totals at any given measurement date. Subscribers who cancel one pay service but subscribe to another pay service are not necessarily considered to have canceled a pay account depending on the services and, as such, our segment churn rates are not necessarily indicative of the percentage of subscribers canceling any particular service.

(6) Gross merchandise sales is the total dollar value of Commerce & Loyalty member purchases during the reporting period, excluding applicable taxes and net of refunds, directly on the MyPoints site, on third-party sites accessed through the MyPoints portal, or on other Commerce & Loyalty properties. We include the purchases and refunds that are reported by our partners on or before the 15th calendar day following the end of the reporting period, to allow our partners to report purchases completed within the reporting period.

About United Online®

United Online, Inc. (NASDAQ: UNTD), through its operating subsidiaries, is a leading provider of consumer products and services over the Internet, where the company’s brands have attracted a large online audience that includes more than 40 million registered accounts. The Company’s primary Communications service is Internet access. The Company’s Commerce & Loyalty segment provides a complete web, browser and mobile shopper experience through a portfolio of apps, browser extensions and online portals and promotes commerce and other engagement from its loyalty marketing service. The Company’s Social Media segment provides social networking services and products. United Online is headquartered in Woodland Hills, CA, and operates through a global network of locations in the U.S., Germany and India.

Cautionary Information Regarding Forward-Looking Statements

This release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended, based on our current expectations, estimates and projections about our operations, industry, financial condition, performance, results of operations, and liquidity. Statements containing words such as “may,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “project,” “projections,” “business outlook,” “estimate,” or similar expressions constitute forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding: future financial performance and results; revenues; operating expenses; operating income (loss); capital expenditures; depreciation and amortization; stock-based compensation; restructuring and dispute settlement costs; and strategic initiatives. Potential factors that could cause actual results to differ materially from those in the forward-looking statements include, among others: the effect of competition; our inability to maintain or increase our advertising revenues; risks associated with litigation and governmental regulations or investigations, including reviews of business practices such as marketing, billing, renewal, and post-transaction sales practices; risks associated with the integration or commercialization of new businesses, products, services, applications or features, or the success of new business models; our inability to maintain or increase the number of free and pay accounts, visitors to our websites, and members; problems associated with our operations, systems or technologies, including security breaches or inappropriate access to our network systems; our inability to retain key customers, vendors and personnel; changes in tax laws, our business or other factors that would impact anticipated tax benefits; as well as the risk factors disclosed in our filings with the Securities and Exchange Commission (www.sec.gov), including, without limitation, information under the captions “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors.” Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of the date hereof. Any such forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that may cause actual performance and results to differ materially from those predicted. Reported results should not be considered an indication of future performance. We undertake no obligation to update these forward-looking statements to reflect the impact of events or circumstances arising after the date hereof, unless required by law.

CONTACT:
Investors:
Addo Communications
Kimberly Orlando, (310) 829-5400
investors@untd.com